                                                                    Exhibit 23.1
                                                                    ------------

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement filed pursuant to Rule 462(b) dated July 15, 1998, of our report dated February 16, 1998, with respect to the consolidated financial statements of Xomed Surgical Products, Inc. for the year ended December 31, 1997, included in the Company's Registration Statement on Form S-3 (Registration No. 333-53625) and to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" in the related Prospectus. We also consent to the incorporation by reference therein of our report dated February 16, 1998, with respect to the consolidated financial statements of Xomed Surgical Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ---------------------

Jacksonville, Florida
July 10, 1998